FILED
     IN THE OFFICE OF THE
  SECRETARY OF STATE OF THE
      STATE OF NEVADA
       APR 13, 1984

                           ARTICLES OF INCORPORATION
                                       OF
                           CARLETON ENTERPRISES, LTD.


W.M. SWACKHAMER-SECRETARY OF STATE
/s/W.M. Swackhamer
------------------
No. 2341-84
    -------

              We,  the  undersigned,   have  voluntarily   associated  ourselves
     together for the purpose of forming a corporation under the laws of the State of Nevada relating to private corporations, and to that end do hereby adopt articles of incorporation as follows:

              ARTICLE ONE. [NAME]. The name of the corporation is.

                           CARLETON ENTERPRISES, LTD.


              ARTICLE TWO. [LOCATION]. The address of the corporation's principal office is Suite 1400, One East First Street, in the City of Reno, County of Washoe, State of Nevada. The initial agent for service of process at that address is NATCO.

              ARTICLE THREE. [PURPOSES]. The purposes for which the corporation is organized are to engage in any activity or business not in conflict with the laws of the State of Nevada or of the United States of America, and without limiting the generality of the foregoing, specifically:

                  I. [OMNIBUS]. To have and to exercise all the powers now or hereafter conferred by the laces of the State of Nevada upon corporations organized pursuant to the laws under which the corporation is organized and any and all acts amendatory thereof and supplemental thereto.

                  II. [CARRYING ON BUSINESS OUTSIDE STATE]. To conduct and carry on its business or any branch thereof in any state or territory of the United States or in any foreign country in conformity with the laws of such state, territory, or foreign country, and to have and maintain in any state, territory, or foreign country a business office, plant, store or other facility.

                  III.[PURPOSES  TO BE  CONSTRUED  AS  POWERS].    The  purposes
              specified herein shall be construed both as purposes and powers and shall be in no wise limited or restricted by reference to, or inference from, the terms of any other clause in this or any other article, but the purposes and powers specified in each of the clauses herein shall be regarded as independent purposes and powers, and the enumeration of specific purposes and powers shall not be construed to limit or restrict in .any manner the meaning of general terms or of the general powers of the corporation; nor shall the expression of one thing be deemed to exclude another, although it be of like nature not expressed.

              ARTICLE  FOUR.   [CAPITAL  STOCK].   The  corporation  shall  have
authority to issue an aggregate of TWENTY MILLION (20,000,000) shares, par value TWO CENTS ($.02) per share, for a total capitalization of $400,000.

              The holders of shares of capital stock of the corporation shall not be entitled to pre-emptive or preferential rights to subscribe to any unissued stock or any other securities which the corporation may now or hereafter be authorized to issue.

              The corporation's capital stock may be issued and sold from time to time for such consideration as may be fixed by the Board of Directors, provided that the consideration so fixed is not less than par value.

              The stockholders shall not possess cumulative voting rights at all shareholders meetings called for the purpose of electing a Board of Directors.

              ARTICLE FIVE. [DIRECTORS]. The affairs of the corporation shall be governed by a Board of Directors of not less than three (3) persons. The names. and addresses of the first Board of Directors are:

 NAME AND ADDRESS                        ADDRESS
 ----------------                        -------
 Alexander H. Walker III                600 Kennecott Building
                                        Salt Lake City, Utah 84133

 Timotha Ann Kent                       600 Kennecott Building
                                        Salt Lake City, Utah 84133

 Amanda E. Walker                       600 Kennecott Building
                                        Salt Lake City, Utah 84133


              ARTICLE SIX. [ASSESSMENT OF STOCK]. The capital stock of the corporation, after the amount of the subscription price or par value has been paid in, shall not be subject to pay debts of the corporation, and no paid up stock and no stock issued as fully paid up shall ever be assessable or assessed.

              ARTICLE SEVEN. [INCORPORATOR]. The name and address of the incorporator of the corporation is as follows:

NAME                                    ADDRESS
----                                    -------
Alexander H. Walker, Jr.                600 Kennecott Building
                                        Salt Lake City, Utah 84133



              ARTICLE EIGHT. [PERIOD OF EXISTENCE]. The period of existence o tie corporation shall be perpetual.

              ARTICLE NINE. [BY-LAWS). The initial By-Laws of the corporation shall adopted by its Board of Directors. The power to alter, amend, or repeal the By-Laws, or to adopt new By-Laws, shall be vested in the Board of Directors, except as otherwise may be specifically provided in the By-Laws.

              ARTICLE TEN. [STOCKHOLDERS' MEETINGS]. Meetings of stockholders shall a held at such place within or without the State of Nevada as may be provided by the By-Laws of the corporation. Special meetings of the stockholders may be called by the President or any other executive officer of the corporation, the Board of Directors, or any member thereof, or by the record holder or holders of at least ten percent (l0%) of all shares entitled to vote at the meeting. Any action otherwise required to be taken at a meeting of the stockholders, except election of directors, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by stockholders having at least a majority of the voting power.

              ARTICLE ELEVEN. [CONTRACTS. OF CORPORATION]. No contract or other transaction between .the corporation and any other corporation, whether or not a majority of the shares of the capital stock of such other corporation is owned by this corporation, and no act of this corporation shall in any way be affected or invalidated by the fact that any of the directors of this corporation are pecuniarily or otherwise interested in, or are directors or officers of such other corporation. Any director of this corporation, individually, or any firm of which such director may be a member, may be a part to, or may be pecuniarily or otherwise interested in any contract or transaction of the corporation; provided, however, that the fact that he or such firm is so interested shall be disclosed or shall have been known to the Board of Directors of this corporation, or a majority thereof; and any director of this corporation who is also a director or officer of such other corporation, or who is so interested, may be counted in determining the existence of a quorum at any meeting of the Board of Directors of this corporation that shall authorize such contract or transaction, and may vote thereat to authorize such contract or transaction, with like force and effect as if he were not such director or officer of such other corporation or not so interested.

              IN WITNESS WHEREOF, the undersigned incorporator has hereunto fixed his signature at Salt Lake City, Utah, this 28th day of March, 1984.

                                      /s/Alexander H. Walker, Jr.
                                      ---------------------------

 STATE OF UTAH                )
                              : ss.
 COUNTY OF SALT LAKE          )

              On the 28th day of March, 1984 before me, the undersigned, a Notary Public, personally appeared ALEXANDER H. WALKER, JR., known to me to be the person described in and who executed the foregoing instrument, and who acknowledged to me that he executed the same freely and voluntarily and for the uses and purposes therein mentioned.

              IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year, in this certificate first above written. ,


                                             /s/Rhonda Marquardt
                                             -------------------
                                             Notary Public
                                             Residing Salt Lake City, Utah

                                             My Commission Expires:
                                             April 4, 1987
                                             -------------------

                                 STATE OF NEVADA
                                  DEPARTMENT OF
                                      STATE

                       I hereby certify that this is a true and complete copy of the document as filed In this office.
                         DATED: APR 3, 1984


                                       /s/W.M. D. SWACKHAMER
                                       ----------------------
                                       Secretary of State